EXHIBIT 10.2




                        PAY TO THE ORDER OF MERIDIAN BANK

                                               MDC INVESTMENT HOLDINGS, INC.

                                               By: /s/ Patrick Rodgers
                                                  ------------------------------
                                                  Title:       Treasurer

                                  JUDGMENT NOTE

$5,300,000                                                        April 12, 1996

     Upon demand or upon such terms as the parties may subsequently agree The Med-Design Corporation hereby promises to pay to the order of MDC Investment Holdings, Inc. up to Five Million Three Hundred Thousand Dollars without defalcation, for value received, with interest at the rate of eight (8%) percent per annum for money loaned for which payment remains due.

     The payee has arranged on even date to borrow additional funds and/or secure an increased line of credit from the Meridian Bank pursuant to certain terms and conditions. Payee agrees to lend said proceeds when utilized to maker upon request for legitimate corporate purpose. Repayment terms will be set by agreement of the parties when such a loan is made. And further, upon the filing of an affidavit of a default by the payee, The Med-Design Corporation, Inc. hereby authorizes and empowers the Prothonotary, Clerk of Court or any attorney of any court of record of Pennsylvania, or elsewhere, to appear for and to confess judgment against them for the above sum, with our without declaration, with the cost of suit, release of errors, without stay of execution; and also waives the right of inquisition on any real estate that may be levied upon to collect this note, and does hereby voluntarily condemn the same, and authorizes the Prothonotary to enter upon the Writ of Execution their said voluntary condemnation, and further agree that said real estate may be sold on a Writ of Execution and hereby waive and release all relief from any and all appraisement, stay or exemption laws of any State, now in force, or hereafter to be passed.

     This Note re-evidences a certain indebtedness previously evidenced by that certain $3,750,000 Judgment Note dated July 25, 1995, and has been given in substitution thereof and not as payment of such prior note and is not intended as a novation thereof, nor an extinguishment of the liabilities evidenced thereby.

ATTEST:                                  THE MED-DESIGN CORPORATION

 /s/ Patricia Butcheck                   By: /s/ Patrick Rodgers
 -----------------------------              ------------------------
(corporate seal)                         Title: Executive Vice President,
                                                Finance and Chief
                                                Executive Officer